Exhibit 3.45
Form 201
Secretary of State Certificate of Filed in the P.O. Box 13697 Formation For-Profit Office of the Austin, TX 78711-3697 Corporation Secretary of State of FAX: 512/463-5709 Texas Filing #: Filing Fee: $300 801050244 11/11/2008 Document #: 236160600002 Image Generated Electronically for Web Filing
The filing entity being formed is a for-profit corporation. The name of the entity is: Platinum Admiral Well Service, Inc.
The name must contain the word “corporation,” “company,” “incorporated,” “limited,” or an abbreviation of one of these terms. The name must not be the same as, deceptively similar to or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for “name availability” is recommended.
A. The initial registered agent is an organization (cannot be corporation named above) by the name of:
OR
B. The initial registered agent is an individual resident of the state whose name is set forth below: Name:
William R. Benedick
C. The business address of the registered agent and the registered office address is: Street Address:
2618 State Highway 287 South Decatur TX 76234
The number of directors constituting the initial board of directors and the names and addresses of the person or persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are set forth below:
Director 1 William R. Benedick
Address: 2618 State Highway 287 South Decatur TX, USA 76234
The total number of shares the corporation is authorized to issue and the par value of each of such shares, or a statement that such shares are without par value, is set forth below.
Number of Shares Par Value (must choose and complete either A or B) Class Series
10,000,000 A. has a par value of $0.001 F B. without par value.
If the shares are to be divided into classes, you must set forth the designation of each class, the number of shares of each class, and the par value (or statement of no par value), of each class. If shares of a class are to be issued in series, you must provide the designation of each series. The preferences, limitations, and relative rights of each class or series must be stated in space provided for supplemental information.
The purpose for which the corporation is organized is for the transaction of any and all lawful business for which corporations may be organized under the Texas Business Organizations Code.
LIABILITY OF DIRECTORS
To the fullest extent permitted by the laws of the State of Texas, as such laws may now or hereafter exist, directors of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for acts or omissions occurring in their capacity as directors. Any repeal or amendment of this provision shall operate prospectively only and shall not adversely affect any limitation of liability which then exists as a result hereof.

INDEMNIFICATION
The Corporation shall indemnify and advance expenses to any persons who are named in any lawsuits or other proceedings as a result of their service to the Corporation as directors or officers to the fullest extent permitted by the laws of the State of Texas as such laws may now or hereafter exist. Any repeal or amendment of this provision shall operate prospectively only and shall not adversely affect any right to receive indemnification which then exists as a result hereof.
ACTION BY CONSENT OF SHAREHOLDERS
Any action required by the Texas Business Organizations Code to be taken at any annual or special meeting of shareholders, or any action which may be taken at such a meeting, may be taken without a meeting and without prior notice or a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.
[The attached addendum, if any, is incorporated herein by reference.]
A. This document becomes effective when the document is filed by the secretary of state.
OR
B. This document becomes effective at a later date, which is not more than ninety (90) days from the date of its signing. The delayed effective date is:
The name and address of the organizer is set forth below.
John A. Bonnet III 12655 N. Central Expressway, Suite 421, Dallas, Texas 75243
The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.
John A. Bonnet III
Signature of organizer FILING OFFICE COPY

Form 622 This space reserved for office use.
(Revised 01/06) FILED
Return in duplicate to: In the Office of the
Secretary of State Secretary of State of Texas
P.O. Box 13697
Austin, TX 78711-3697 Certificate of Merger NOV 13 2008
512 463-555 Combination Merger Corporation Section
FAX: 512 463 5709 Business Organizations Code
Filing Fee: see instructions
Pursuant to chapter 10 of the Texas Business Organizations Code, and the title applicable to each domestic filing entity identified below, the undersigned parties submit this certificate of merger.
The name, organizational form, state of incorporation or organization, and file number, if any, issued by the secretary of state for each organization that is a party to the merger are as follows:
Party I
Platinum Admiral Well Service, Inc.
Name of Organization
The organization is a corporation It is organized under the laws of
Spicily organizational form (e.g., for profit corporation)
TX USAThe file number, if any, is 801050244 State Country Taxes Secretary of Stat file number
Its principal place of business is 2618 State Highway 287 South Decatur TX Address City State
? The organization will survive the merger. _ The organization will not survive the merger.
_ The plan of merger amends the name of the organization. The new name is set forth below.
Admiral Well Service, Inc.
Name of Organization
The organization is a corporation It is organized under the laws of
Spicily organizational form (e.g., for profit corporation)
TxUSAThe file number, if any, is 801016018 State Country Texas Secretary of State file number
Its principal place of business 388 Oak Lawn, Suite 1775 Dallas TX Address City State
_ The organization will survive the merger. _ The organization wll not survive the merger.
_ The plan of merger amends the name of the organization. The new name is set forth below. Name as Amended
Party 3
Name of Organization
The Organization is It is organized under the laws of
Specify organizational form (e.g., for-profit corporation)

The file number, if any, is State Country Texas Secretary of State file number
Its principal place of business is Address City State
_ The organization will survive the merger _ The organization will not survive the merger.
_ The plan of merger amends the name of the organization. The new name is set forth below. Name as Amended
_ The plan of merger is attached.
If the plan of merger is not attached, the following statements must be completed.
By checking the following boxes, each domestic filing entity certifies that:
_ A signed plan of merger is on file at the principal place of business of each surviving, acquiring, or new domestic entity or non-code organization that is named in this form as a party to the merger or an organization created by the merger.
_ On written request, a copy or the plan of merger will be furnished without cost by each surviving, acquiring, or new domestic entity or non-code organization to any owner or member of any domestic entity that is a party to or created by the plan of merger.
If a filing entity is survive the merger, complete either A or B. If B is selected, provide relevant information in the space provided.
_ A. No amendments to the certificated of formation of any filing entity that is a party to the merger are effected by the merger.
_ B. The plan of merger effected changes or amendments to the certificate of formation of
Platinum Admiral Well Service, Inc.
Name of filing entity effecting amendments
The changes or amendments to the filing entity’s certificate of formation, other than the name change noted previously, are stated below.
Amendment Text Area
The name, jurisdiction of organization, principal place of business address, and entity description of each entity or other organization to be created pursuant to the plan of merger are set forth below,. The certificate of formation of each new domestic filing entity to be created is being filed with this certificate of merger.

NEW ORGANATION
Name Jurisdiction Entity Type (See instruction)
principal Place of Business Address City State Zip Code
NEW ORGANATION
Name Jurisdiction Entity Type (See instruction)
principal Place of Business Address City State Zip Code
NEW ORGANATION
Name Jurisdiction Entity Type (See instruction)
principal Place of Business Address City State Zip
[ILLEGIBLE]
The plan of merger has been approved as required by the laws of the jurisdiction of formation of each organization that is a party to the merger and by the governing documents of those organizations.
The approval of the owners or members of ____________________________ Name of domestic entity was not required by the provision of the BOC.
[ILLEGIBLE]
A. This document becomes effective when the document is accepted and filed by the secretary of state.
B. This document becomes effective at a later date, which is not more than ninety(90) days form the date of signing. The delayed effective date is:_________
C. This document takes effect on the occurrence of the future event or fact, other than the passing of time. The 90th day after the date of singing is: ________
The following event or fact will cause the document to take effect in the manner described below:
______________________
Attached hereto is a certificate form the comptroller of public account that all taxes under title 2, Tax Code, have been paid by the non-surviving filing entity.
In lieu of providing the tax certificate, one or more of the surviving, acquiring or newly created organizations will be liable for the payment of the required franchise taxes.

Form 401 (Revised 12/09) Statement of This space reserved for office use. Submit in duplicate to: Secretary of Change of FILED In the Office of the State P.O. Box 13697 Austin, TX 78711-3697 Registered Secretary of State of Texas 512 463-5555 FAX: 512/463-5709 Filing Fee: Office/Agent FEB 09 2011 See instructions Corporations Section
Entity Information
1. The name of the entity is:
Admiral Well Service, Inc.State the name of the entity as currently shown in the records of the secretary of state.
2. The file number issued to the filing entity by the secretary of state is: 801050244
3. The name of the registered agent as currently shown on the records of the secretary of state is:
William R. Benedick Registered Agent Name
The address of the registered office as currently shown on the records of the secretary of state is: 2618 State Highway 287 South Decatur TX .. 76234 Street Address City State Zip Code
Change to Registered Agent/Registered Office
4. The certificate of formation or registration is modified to change the registered agent and/or office of the filing entity as follows:
Registered Agent Change (Complete either A or B, but not both. Also complete C if the address has changed.)
A. The new registered agent is an organization (cannot be entity named above) by the name of:
CT Corporation System
OR
B. The new registered agent is an individual resident of the state whose name is:
First Name M.L Last Name SuffiX
Registered Office Change
C. The business address of the registered agent and the registered office address is changed to:
350 N. St. Paul, Suite 2900 Dallas TX 75201
Street Address (No P.O. Box) City The street address of the registered office as stated in this instrument is the same as the registered agent’s business address.

Statement of Approval
The change specified in this statement has been authorized by the entity in the manner required by the BOC or in the manner required by the law governing the filing entity, as applicable.
Effectiveness of Filing (Select either A, B, or C.)
A. This document becomes effective when the document is filed by the secretary of state. B. This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: C. This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is: The following event or fact will cause the document to take effect in the manner described below:
Execution
The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject\ to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument..
Date: February 9, 2011
Signature of authorized person
Kenneth V. Huseman, President Printed or typed name of authorized person (see instructions)